                                                                Exhibit 12.1


                     UGI UTILITIES INC. AND SUBSIDIARIES
      COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (Thousands of dollars)



                                                                                    Nine
                                                                                   Months
                                                 Year Ended September 30,           Ended       Year Ended
                                            -----------------------------------  September 30,  December 31,
                                             1996            1995         1994       1993           1992
                                            ---------      --------   ---------  -------------  ----------
EARNINGS:
Earnings before income taxes                 $ 61,717     $ 39,759     $ 41,244      $ 28,009    $ 43,054
Interest expense                               15,921       16,632       16,482        12,664      21,913
Amortization of debt discount and expense         173          206          187           147         250
Interest component of rental expense            1,838        1,604        1,344           953       1,256
                                              --------     --------     --------      --------    --------
                                             $ 79,649     $ 58,201     $ 59,257      $ 41,773    $ 66,473
                                              ========     ========     =======-      ========    ========

FIXED CHARGES:
Interest expense                             $ 15,921     $ 16,632     $ 16,482      $ 12,664    $ 21,913
Amortization of debt discount and expense         173          206          187           147         250
Allowance for funds used during
  construction (capitalized interest)             107           65          136            87          57
Interest component of rental expense            1,838        1,604        1,344           953       1,256
                                              --------     --------     --------      --------    --------
                                             $ 18,039     $ 18,507     $ 18,149      $ 13,851    $ 23,476
                                              ========     ========     =======-      ========    ========

Ratio of earnings to fixed charges               4.42         3.14         3.27          3.02        2.83
                                              ========     ========     =======-      ========    ========